Exhibit (a)(14)

                 ALLIANCEBERNSTEIN INSTITUTIONAL RESERVES, INC.

                              ARTICLES OF AMENDMENT

                              (Changing its Name to
                  AllianceBernstein Fixed-Income Shares, Inc.)

          AllianceBernstein Institutional Reserves, Inc., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          SECOND: The name of the corporation (hereinafter called the "Corporation") is AllianceBernstein Fixed-Income Shares, Inc.

          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

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          IN WITNESS WHEREOF, AllianceBernstein Institutional Reserves, Inc.,
has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Andrew
L. Gangolf, an Assistant Secretary of the Corporation, this 24th day of February, 2006. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                        ALLIANCEBERNSTEIN INSTITUTIONAL
                                        RESERVES, INC.


                                        By: /s/ Marc O. Mayer
                                            --------------------------
                                            Marc O. Mayer
                                            President

WITNESS:


/s/ Andrew L. Gangolf
----------------------------
Andrew L. Gangolf
Assistant Secretary

00250.0132 #626299